Consent of Independent Auditors




The Board of Directors
Markel Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to the Company's adoption of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of in 1996.


                                                 KPMG PEAT MARWICK LLP



Richmond, Virginia
May 16, 1997